SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – January 23, 2006

MELLON FINANCIAL CORPORATION

(Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania	15258
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (412) 234-5000

(Former name or former address, if changed since last report)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

1. On January 23, 2006, the Registrant granted Performance Share Awards to key employees pursuant to its Long-Term Profit Incentive Plan (2004) under agreements having the following terms. Under each agreement, the key employee is granted (i) a number of shares of common stock of the Registrant (the “Restricted Stock”) and (ii) the right to receive a number of shares of common stock of the Registrant (the “Other Stock-Based Award”), with the employee obtaining full rights with respect to all or a portion of the awards after expiration of a specified performance period. The number of shares of Restricted Stock (and related dividends) and the number of shares subject to the Other Stock-Based Award to which the employee will obtain full rights, if any, will depend on the ranking of the Registrant’s total return to shareholders (taking into account stock price changes and dividend payments) over the performance period, as compared to the total return to shareholders of each of a number of selected peer group companies over the same period. Shares and rights to shares as to which the employee does not obtain full rights will be forfeited. Generally, the grantee must remain employed by the Registrant throughout the performance period in order to obtain full rights in all or any portion of the Restricted Stock and shares subject to the Other Stock-Based Award. Pro rata payments may be made in the event of earlier termination due to death, disability, termination at or after age 55 with five years of service, displacement or sale of the employee’s business unit, depending on the relative ranking of total return to shareholders achieved during the performance period. The number and value of the shares issuable is subject to certain limitations. In the event of a change in control of the Registrant, the performance period will end, and the employee will obtain full rights to a pro rata portion of the Restricted Stock regardless of the Registrant’s total return to shareholders during the period. In addition, depending on relative ranking of total return to shareholders, the employee may be entitled to a pro rata portion of the shares subject to the Other Stock-Based Award.

2. On January 23, 2006, the Registrant also granted stock options and restricted stock to key employees under the forms of Non-qualified Stock Option Agreement, Type I Stock Option Agreement, and Restricted Stock Agreement filed herewith as Exhibits 99.1, 99.2, and 99.3.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
99.1	Form of Non-qualified Stock Option Agreement.

99.2	Form of Type I Stock Option Agreement.

99.3	Form of Restricted Stock Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 27, 2006	MELLON FINANCIAL CORPORATION

	By:	/s/ Michael A. Bryson
Michael A. Bryson Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing
99.1	Form of Non-qualified Stock Option Agreement.	Filed herewith

99.2	Form of Type I Stock Option Agreement.	Filed herewith

99.3	Form of Restricted Stock Agreement.	Filed herewith